Exhibit 23.2

August 8, 2013

Brightman Almagor Zohar & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu
Tel Aviv, Israel

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Cimatron Ltd. (the “Company”), of our report, dated February 22, 2013, relating to the consolidated financial statements of Cimatron Gibbs, LLC (not presented separately therein) for the year ended December 31, 2012 appearing in the annual report on Form 20-F of Cimatron Ltd. filed with the Securities and Exchange Commission on April 30, 2013 (SEC File No. 000-27974).

Lucas, Horsfall, Murphy & Pindroh, LLP
Pasadena, California